                                                                   EXHIBIT 10.7

                                                                 EXECUTION COPY

===============================================================================


                       CORE LABORATORIES, INC., as Issuer

                      CORE LABORATORIES N.V., as Guarantor



                8.11% Guaranteed Senior Notes, Series A, due 2009
                8.21% Guaranteed Senior Notes, Series B, due 2011


                          ----------------------------
                          NOTE AND GUARANTEE AGREEMENT
                          ----------------------------


                            Dated as of July 22, 1999


===============================================================================

                                Table of Contents

                                                                                        Page
                                                                                        ----
1. AUTHORIZATION OF NOTES..................................................................1
         1.1. The Notes....................................................................1
         1.2. The Guarantees...............................................................1

2. SALE AND PURCHASE OF NOTES..............................................................2

3. CLOSING.................................................................................2

4. CONDITIONS TO CLOSING...................................................................3
         4.1. Representations and Warranties...............................................3
         4.2. Performance; No Default......................................................3
         4.3. Compliance Certificates......................................................3
         4.4. Opinions of Counsel..........................................................3
         4.5. Subsidiary Guarantees........................................................4
         4.6. Purchase Permitted by Applicable Law, etc....................................4
         4.7. Sale of Notes to Other Purchasers............................................4
         4.8. Payment of Special Counsel Fees..............................................4
         4.9. Private Placement Numbers....................................................5
         4.10. Changes in Corporate Structure..............................................5
         4.11. Proceedings and Documents...................................................5

5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY............................5
         5.1. Organization; Power and Authority............................................5
         5.2. Authorization, etc...........................................................6
         5.3. Disclosure...................................................................6
         5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.............7
         5.5. Financial Statements.........................................................7
         5.6. Compliance with Laws, Other Instruments, etc.................................8
         5.7. Governmental Authorizations, etc.............................................8
         5.8. Litigation; Observance of Agreements, Statutes and Orders....................8
         5.9. Taxes.  9
         5.10. Title to Property; Leases..................................................10
         5.11. Licenses, Permits, Y2K, etc................................................10
         5.12. Compliance with ERISA......................................................11
         5.13. Private Offering...........................................................12
         5.14. Use of Proceeds; Margin Regulations........................................13
         5.15. Existing Indebtedness; Future Liens........................................13
         5.16. Foreign Assets Control Regulations, etc....................................14
         5.17. Status Under Certain Statutes..............................................14
         5.18. Environmental Matters......................................................14

6. REPRESENTATIONS OF THE PURCHASER.......................................................15
         6.1. Purchase of Notes...........................................................15
         6.2. Source of Funds.............................................................15


                                      (i)

7. INFORMATION AS TO COMPANY..............................................................16
         7.1. Financial and Business Information..........................................16
         7.2. Officer's Certificate.......................................................19
         7.3. Inspection..................................................................19

8. PREPAYMENT OF THE NOTES................................................................20
         8.1. Required Prepayments........................................................20
         8.2. Optional Prepayments........................................................21
         8.3. Prepayment in Connection with a Change of Control and Debt Downgrade........21
         8.4. Allocation of Partial Prepayments...........................................22
         8.5. Maturity; Surrender, etc....................................................22
         8.6. Purchase of Notes...........................................................23
         8.7. Make-Whole Amount...........................................................23

9. AFFIRMATIVE COVENANTS..................................................................25
         9.1. Compliance with Law.........................................................25
         9.2. Insurance...................................................................25
         9.3. Maintenance of Properties...................................................25
         9.4. Payment of Taxes and Claims.................................................26
         9.5. Corporate Existence, etc....................................................26
         9.6. Additional Subsidiary Guarantees; Release of Subsidiary Guarantees..........26

10. NEGATIVE COVENANTS....................................................................27
         10.1. Total Indebtedness; Subsidiary Indebtedness................................27
         10.2. Liens. 29
         10.3. Limitation on Sale and Leaseback Transactions..............................30
         10.4. Maintenance of Net Worth...................................................31
         10.5. Merger, Consolidation, Amalgamation, etc...................................31
         10.6. Lines of Business..........................................................33
         10.7. Transactions with Affiliates...............................................33

11. EVENTS OF DEFAULT.....................................................................33

12. REMEDIES ON DEFAULT, ETC..............................................................36
         12.1. Acceleration...............................................................36
         12.2. Other Remedies.............................................................37
         12.3. Rescission.................................................................37
         12.4. No Waivers or Election of Remedies, Expenses, etc..........................37

13. TAX INDEMNIFICATION...................................................................38

14. PARENT GUARANTEE......................................................................39
         14.1. Guarantee..................................................................39
         14.2. Subrogation and Contribution...............................................41

15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................42
         15.1. Registration of Notes......................................................42
         15.2. Transfer and Exchange of Notes.............................................42
         15.3. Replacement of Notes.......................................................43

                                      (ii)

16. PAYMENTS ON NOTES.....................................................................43
         16.1. Place of Payment...........................................................43
         16.2. Home Office Payment........................................................44

17. EXPENSES, ETC.........................................................................44
         17.1. Transaction Expenses.......................................................44
         17.2. Survival...................................................................45

18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................45

19. AMENDMENT AND WAIVER..................................................................45
         19.1. Requirements...............................................................45
         19.2. Solicitation of Holders of Notes...........................................46
         19.3. Binding Effect, etc........................................................46
         19.4. Notes held by the Issuer, etc..............................................47

20. NOTICES...............................................................................47

21. REPRODUCTION OF DOCUMENTS.............................................................48

22. CONFIDENTIAL INFORMATION..............................................................48

23. SUBSTITUTION OF PURCHASER.............................................................49

24. MISCELLANEOUS.........................................................................50
         24.1. Successors and Assigns.....................................................50
         24.2. Construction...............................................................50
         24.3. Jurisdiction and Process; Waiver of Jury Trial; Judgment Currency..........50
         24.4. Payments Due on Non-Business Days..........................................52
         24.5. Severability...............................................................52
         24.6. Accounting Terms; Pro Forma Calculations...................................52
         24.7. Counterparts...............................................................53
         24.8. Governing Law..............................................................53


Exhibit 1.1(a)                         --      Form of 8.11% Guaranteed Senior Note,
                                                  Series A, due 2009
Exhibit 1.1(b)                         --      Form of 8.21% Guaranteed Senior Note,
                                                  Series B, due 2011
Exhibit 1.2                            --      Form of Subsidiary Guarantee
Exhibit 4.4(a)(i)                      --      Form of Opinion of Special Counsel for
                                                  the Issuer and the Company
Exhibit 4.4(a)(ii)                     --      Form of Opinion of United States
                                                  Special Counsel for the Issuer and
                                                  the Company
Exhibit 4.4(a)(iii)                    --      Form of Opinion of Dutch Special
                                                  Counsel for the Company
Exhibit 4.4(b)                         --      Form of Opinion of Dutch Special Counsel for the Issuer
Exhibit 4.4(c)                         --      Form of Opinion of Special Counsel for
                                                  the Purchasers

Schedule A                             --      Names and Addresses of Purchasers
Schedule B                             --      Defined Terms

Schedule 5.3                           --      Disclosure Documents
Schedule 5.4                           --      Subsidiaries
Schedule 5.5                           --      Financial Statements
Schedule 5.8                           --      Litigation
Schedule 5.11                          --      Licenses, etc.
Schedule 5.15                          --      Existing Indebtedness

                                     (iii)

                             CORE LABORATORIES, INC.
                             CORE LABORATORIES N.V.


                8.11% Guaranteed Senior Notes, Series A, due 2009
                8.21% Guaranteed Senior Notes, Series B, due 2011



                                                            As of July 22, 1999


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

              CORE LABORATORIES, INC., a Delaware corporation (the "ISSUER"), and CORE LABORATORIES N.V., a Netherlands limited liability company (the "COMPANY" or the "PARENT"), jointly and severally agree with you as follows:

1.       AUTHORIZATION OF NOTES.

1.1.     THE NOTES.

              The Issuer has duly authorized the issue and sale of $35,000,000 aggregate principal amount of its 8.11% Guaranteed Senior Notes, Series A, due 2009 (the "SERIES A NOTES") and $40,000,000 aggregate principal amount of its 8.21% Guaranteed Senior Notes, Series B, due 2011 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES"), such notes to be in the respective form set out in Exhibits 1.1(a) and 1.1(b). As used herein, the term "NOTES" shall mean all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. The terms "NOTE", "SERIES A NOTE" and "SERIES B NOTE" mean one of the Notes, Series A Notes and Series B Notes, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.     THE GUARANTEES.

              (a) The Notes and the obligations of the Issuer hereunder and under the Other Agreements will be unconditionally guaranteed by the Parent, which owns beneficially and of record all of the issued and outstanding capital stock of the Issuer, pursuant to a parent guarantee contained in Section 14 of this Agreement and the Other Agreements (the "PARENT GUARANTEE").

              (b) The Notes and the obligations of the Issuer hereunder and under the Other Agreements will also be unconditionally guaranteed by certain of the Company's existing Subsidiaries, pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.6).

2.       SALE AND PURCHASE OF NOTES.

              Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to you and you will purchase from the Issuer, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Issuer and the Company are entering into separate Note and Guarantee Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

              The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "CLOSING") on July 22, 1999, or on such other Business Day thereafter as may be agreed upon by the Issuer and you and the Other Purchasers. At the Closing the Issuer will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request prior to the Closing) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to account number 2662372753, at NationsBank of Texas, N.A., ABA number 111-000-025.

              If at the Closing the Issuer shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

              Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of the Issuer and the Company in this Agreement shall be correct when made and (unless specifically limited to an earlier date) at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

              The Issuer and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 (without regard to the proviso in Section 10.1(a)), 10.2, 10.3, 10.5, 10.6 or 10.7 had such Sections applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

              (a) Officer's Certificates. Each of the Issuer and the Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

              (b) Secretary's Certificates. Each of the Issuer and the Company shall have delivered to you a certificate of its Secretary or an Assistant Secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreements and, in the case of the Issuer, the Notes.

4.4.     OPINIONS OF COUNSEL.

              You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from (i) John D. Denson, Esq., Vice President and General Counsel for the Issuer and the Company, (ii) Vinson & Elkins L.L.P., United States special counsel for the Issuer and the Company, and (iii) Nauta Dutihl, Dutch special counsel for the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Issuer and the Company hereby instruct their counsel to deliver such opinions to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     SUBSIDIARY GUARANTEES.

              A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Subsidiary that at the time is a borrower or guarantor under the Bank Credit Facility (sometimes individually a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS", which term shall include at any time after the date of the Closing each other Subsidiary that theretofore executes and delivers a Subsidiary Guarantee pursuant to Section 9.6 but shall exclude at such time any Subsidiary or other Person theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.6) in the form hereinabove recited and shall be in full force and effect.

4.6.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

              On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.     SALE OF NOTES TO OTHER PURCHASERS.

              The Issuer shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.     PAYMENT OF SPECIAL COUNSEL FEES.

              Without limiting the provisions of Section 17.1, the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.     PRIVATE PLACEMENT NUMBERS.

              A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.10.    CHANGES IN CORPORATE STRUCTURE.

              Neither the Issuer nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11.     PROCEEDINGS AND DOCUMENTS.

              All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY.

              The Issuer and the Company jointly and severally represent and warrant to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

              The Issuer is a corporation and the Company is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer and the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and (in the case of the Issuer) the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

              This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited as aforesaid.

5.3.     DISCLOSURE.

              The Company, through its agent, Credit Suisse First Boston Corporation, has delivered to you a copy of a Confidential Offering Memorandum, dated June 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by an agent or authorized representative on behalf of the Issuer and the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other Disclosure Documents.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

              (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.
Schedule 5.4 also identifies each Significant Subsidiary and each Subsidiary that is a borrower or a guarantor under the Bank Credit Facility.

              (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

              (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each Subsidiary Guarantor, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

              (d) No Subsidiary (other than the Issuer) is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law or currency export limitation statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

              The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

              The execution, delivery and performance by the Issuer of this Agreement and the Notes, by the Company of this Agreement and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Issuer, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Issuer, the Company or any Subsidiary is bound or by which the Issuer, the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer, the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer, the Company or any Subsidiary.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

              No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Issuer of this Agreement or the Notes, by the Company of this Agreement or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

              (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the

Issuer or the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

              (a) The Issuer, the Company and the Company's other Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all Taxes shown to be due and payable on such returns and all other taxes levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes (i) currently payable without penalty or interest, (ii) the amount of which is not individually or in the aggregate Material or (iii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company and its Subsidiaries in respect of U.S. or Dutch federal, state or provincial or other taxes for all fiscal periods are adequate in all material respects. The U.S. federal income tax liabilities of the Issuer have not been and currently are not the subject of any U.S. federal tax audit.

              (b) No liability for any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding (each a "TAX" and collectively "TAXES") directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority in The Netherlands, or to the knowledge of the Issuer or the Company any other jurisdiction, will be incurred by the Issuer or the Company, any Subsidiary Guarantor or any holder of a Note as a result of the execution or delivery of this Agreement, the Notes or the Subsidiary Guarantees and, based on present law, no deduction or withholding in respect of Taxes imposed by or for the account of any Governmental Authority in The Netherlands, or to the knowledge of the Issuer or the Company any other jurisdiction, is required to be made from any payment by the Issuer under this Agreement or the Notes, by the Company under this Agreement (including without limitation the Parent Guarantee) or by any Subsidiary Guarantor under its respective Subsidiary Guarantee, other than income taxes payable in respect of any such payment imposed by the United States, any state thereof or any political subdivision or taxing authority thereof or therein.

5.10.    TITLE TO PROPERTY; LEASES.

              The Company and its Subsidiaries have good and sufficient title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, Y2K, ETC.

              Except as disclosed in Schedule 5.11,

              (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

               (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

              (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

              The Company and its Subsidiaries have (a) initiated a review and assessment of all areas within their respective businesses and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (b) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan substantially in accordance with that timetable. The Company reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to the businesses and operations of the Company and its Subsidiaries will on a timely basis be Year 2000 Compliant, except to the extent that a failure to be so could not reasonably be expected to have a Material Adverse Effect. The Company does not believe that the costs to be incurred after the date of this Agreement for the purpose of ensuring that the Company and its Subsidiaries will be Year 2000 Compliant will be Material. As used in this Agreement, the term "YEAR 2000 COMPLIANT" means all computer applications (including those affected by information received from suppliers and vendors) that are material to the businesses and operations of the Company and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000; and the term "YEAR 2000 PROBLEM" means the risk that computer applications used by the Company or any of its Subsidiaries (including those affected by information received from suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

5.12.    COMPLIANCE WITH ERISA.

              (a) The Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

              (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

              (c) The Issuer and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

              (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

              (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Issuer nor the Company nor any "affiliate" of the Issuer or the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and neither the Issuer nor the Company is an "affiliate" (as so defined) of such QPAM. Neither the Issuer nor the Company is a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject the Issuer or the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Issuer and the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

              (f) All Foreign Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries, to the extent Material, have been paid or accrued as required.

5.13.    PRIVATE OFFERING.

              Neither the Issuer nor the Company nor anyone acting on their behalf has offered the Notes, the Parent Guarantee, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor the Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Parent Guarantee or the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

              The Issuer will apply the net proceeds of the sale of the Notes to repay existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of any such Indebtedness being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
21), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR carrying" shall have the meanings assigned to them in said Regulation U.

5.15.    EXISTING INDEBTEDNESS; FUTURE LIENS.

              (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

              (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

              Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

              Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

              Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement,

              (a) no officer or senior manager of the Company or any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use or to their business operations, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

              (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE OF NOTES.

              You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

              You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

              (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Issuer in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

              (c) the Source constitutes assets of an "investment fund"
         (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (c); or

              (d) the Source is a governmental plan; or

              (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this paragraph (e); or

              (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

              The Company shall deliver to each holder of Notes that is an Institutional Investor:

              (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                   (i) a consolidated balance sheet of the Company and
              its Subsidiaries as at the end of such quarter, and

                   (ii) consolidated statements of income, changes in
              shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

              (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                   (i) a consolidated balance sheet of the Company and
              its Subsidiaries as at the end of such year, and

                   (ii) consolidated statements of income, changes in
              shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

              (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the

         Issuer or the Company generally to their respective shareholders or creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statement made available generally by the Company or the Issuer to the public concerning developments that are Material;

              (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer of the Issuer or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer and the Company are taking or propose to take with respect thereto;

              (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer of the Issuer or the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Issuer or one or more of its ERISA Affiliates propose to take with respect thereto:

                   (i) with respect to any Plan, any reportable event,
              as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                   (ii) the taking by the PBGC of steps to institute, or the
              threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                   (iii) any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any of its ERISA Affiliates pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any of its ERISA Affiliates pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

              (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal, state or provincial Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

              (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder, the ability of the Issuer to perform its obligations hereunder and under the Notes or the ability of a Subsidiary Guarantor to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

              Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

              (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Issuer and the Company were in compliance with the requirements of Sections 10.1 through 10.4, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, the calculation of the amount, ratio or percentage then in existence, and detailed calculations with respect to any Step-up Period occurring during such quarterly or annual period); and

              (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Issuer and the Company shall have taken or propose to take with respect thereto.

7.3.     INSPECTION.

              The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

              (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive offices of the Company and the Issuer, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers of the Company and the Issuer, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

              (b) Default -- if a Default or Event of Default then exists, at the expense of the Issuer, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and the Company's independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

              In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Issuer will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.     REQUIRED PREPAYMENTS.

              (a) On July 22, 2005 and on each July 22 thereafter to and including July 22, 2008, the Issuer will prepay $7,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without any Make-Whole Amount or other premium, and allocated as provided in Section 8.4 and subject to paragraph (c) below.

              (b) On July 22, 2007 and on each July 22 thereafter to and including July 22, 2010, the Issuer will prepay $8,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without any Make-Whole Amount or other premium, and allocated as provided in Section 8.4 and subject to paragraph (c) below.

              (c) Upon any partial prepayment of the Notes of either series pursuant to Section 8.2 or purchase of Notes of either series permitted by Section 8.6, the principal amount of each required prepayment of the Notes of such series becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such series is reduced as a result of such prepayment or purchase.

8.2.     OPTIONAL PREPAYMENTS.

              The Issuer may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, for the Notes of each series determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

              Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment of Notes, the Issuer shall deliver to each holder of the Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount for the Notes of each series as of the specified prepayment date.

8.3.     PREPAYMENT IN CONNECTION WITH A CHANGE OF CONTROL AND DEBT DOWNGRADE.

              Promptly and in any event within ten Business Days after the occurrence of a Change of Control and a Change of Control Debt Downgrade, the Company will give written notice thereof (a "CHANGE OF CONTROL Notice") to the holders of all outstanding Notes, which Change of Control Notice shall (a) refer specifically to this Section 8.3, (b) describe the Change of Control and Change of Control Debt Downgrade in reasonable detail and specify the Change of Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (c) offer to prepay all Notes at the price specified below on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be a Business Day not more than 90 days after the date of such Change of Control Notice. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on or before the date for such notice specified in such Change of Control Notice (the "RESPONSE DATE"), which specified date shall be not less than 30 days nor more than 60 days after the date of such Change of Control Notice. The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by the holders as to which such offer has been so accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change of Control Prepayment Date, but without any Make-Whole Amount or any premium. If any holder shall reject such offer or fail to accept such offer on or before the Response Date, such holder shall be deemed to have waived its rights under this Section 8.3 to require prepayment of all Notes held by such holder in respect of such Change of Control but not in respect of any subsequent Change of Control.

              For purposes of this Section 8.3: a "Change of Control Debt Downgrade" means that (i) the credit rating (the "RATING") by Fitch IBCA, Inc. (or another Approved Rating Agency referred to below in the event Fitch IBCA, Inc. is no longer providing a credit rating for the Notes) in effect for the Notes immediately prior to any disclosure relating to a Change of Control is lowered for reasons attributable to such Change of Control or (ii) there is no Rating in effect at the time of such Change of Control; and an "APPROVED RATING Agency" means Fitch IBCA, Inc., Duff & Phelps Credit Rating Co., Standard & Poor's Ratings Group, Moody's Investors Service, Inc., or any successor to any of the foregoing. Without limiting the notice requirements of this Section 8.3 with respect to a Change of Control, the Company will give prompt written notice to each holder of a Note of any change of the Rating as in effect from time to time or of the Approved Rating Agency then providing such rating.

8.4.     ALLOCATION OF PARTIAL PREPAYMENTS.

              In the case of each partial prepayment of all Notes pursuant to
Section 8.2 or the Notes of either series pursuant to Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all Notes or the Notes of such series, as the case may be, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.5.     MATURITY; SURRENDER, ETC.

              In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.     PURCHASE OF NOTES.

              Neither the Issuer nor the Company will, nor will either of them permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Issuer, the Company or any such Affiliate to all holders of the Notes to purchase Notes on the same terms and conditions (except for differences to reflect the terms of the Notes of each series), pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

              Any Notes so repurchased shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

              Promptly and in any event within five Business Days after each such purchase of Notes, the Issuer will furnish each holder of the Notes with a certificate of a Senior Financial Officer of the Issuer describing such purchase (including the aggregate principal amount of Notes of each series so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

8.7.     MAKE-WHOLE AMOUNT.

              The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

              "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "REINVESTMENT YIELD" means, with respect to the Called
         Principal of any Note, .0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

              "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

              "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

              The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

              The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

              The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

              The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

              The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

              Subject to Section 10.5, each of the Issuer and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     ADDITIONAL SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTEES.

              Prior to or concurrently with any Subsidiary becoming an obligor or a guarantor under the Bank Credit Facility after the Closing, the Company will cause such Subsidiary to execute and deliver a Subsidiary Guarantee, and within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee. If any opinion of counsel relating to the authorization, execution, delivery or enforceability of the obligations of such Subsidiary under the Bank Credit Facility is then provided to the lenders under the Bank Credit Facility in connection with such Subsidiary becoming an obligor or guarantor as aforesaid, the Company will concurrently furnish each holder of the Notes with an opinion of counsel as to such matters as they relate to such executed Subsidiary Guarantee. Any Subsidiary Guarantor that is being released from its obligations (as obligor or guarantor) under the Bank Credit Facility shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this sentence shall not apply (a) if a Default or Event of Default shall have occurred and be continuing after giving effect to such release, (b) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee, or (c) unless such Subsidiary is concurrently released from such obligations or guarantee under the Bank Credit Facility.

10.      NEGATIVE COVENANTS.

              The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

10.1.    TOTAL INDEBTEDNESS; SUBSIDIARY INDEBTEDNESS.

              (a) The Company will not and will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness if immediately after giving effect thereto and to the application of the proceeds of such Indebtedness the Total Indebtedness to EBITDA Ratio exceeds 3.00 to 1.

              Notwithstanding the foregoing provisions of this Section 10.1(a), the Company or a Subsidiary may incur Indebtedness during a Step-up Period referred to below if immediately after giving effect thereto and to the application of the proceeds of such Indebtedness the Total Indebtedness to EBITDA Ratio exceeds 3.00 to 1.0 but does not exceed 3.50 to 1.0, provided that until the earlier of (i) the expiration of the Maximum Step-up Period referred to below and (ii) the earliest date after such incurrence on which such Ratio shall not exceed 3.00 to 1.0, the Company will not at any time permit such Ratio to exceed 3.50 to 1.0. If such Ratio exceeds 3.0 to 1.0 at the expiration of the Maximum Step-up Period, whether or not Indebtedness is then being incurred, the Company shall be in default in compliance with this Section 10.1(a). As used herein the term "STEP-UP PERIOD" means a period (expressed as a number of days) commencing on any date of incurrence of Indebtedness under circumstances described in the preceding sentence and ending on the earliest date thereafter when the Total Indebtedness to EBITDA Ratio does not exceed 3.0 to 1.0; and the term "MAXIMUM STEP-UP PERIOD" means one or more Step-up Periods aggregating 1095 days.

              (b) The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

                  (i) Indebtedness secured by Liens permitted by Section 10.2(a), (b) or (c),

                  (ii) the Notes and other Indebtedness of the Issuer,

                  (iii) Indebtedness of Subsidiary Guarantors (A) evidenced by the Subsidiary Guarantees and other guarantees by the Subsidiary Guarantors in respect of unsecured Indebtedness of the Company and (B) as obligors or guarantors under the Bank Credit Facility (subject to Section 9.6),

                  (iv) in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to a Subsidiary, Indebtedness existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof),

                  (v) Indebtedness owing to the Company or a Wholly-Owned Subsidiary, and

                  (vi) other Indebtedness, provided that immediately after giving effect to such other Indebtedness the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by Liens permitted by Section 10.2(e) plus (B) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by clauses (i) through (v) above) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3(a), does not exceed 15% of Consolidated Tangible Assets.

For purposes of this Section 10.1(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.2.    LIENS.

              The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 10.2 shall prohibit:

              (a) Liens in respect of property of the Company or a Subsidiary existing on the date of the Closing and described in
         Schedule 5.15, and extensions, renewals and replacements (including successive extensions, renewals and replacements) of any such Liens, provided that in any such case the principal amount of Indebtedness (or the maximum commitment therefor) secured by any such Lien is not increased above the unpaid principal amount (or maximum commitment) on the date of such extension, renewal or replacement and such Lien does not extend to or cover any property other than the property covered by such Lien on the date of the Closing;

              (b) Liens in respect of property (including without limitation shares of capital stock) acquired or constructed by the Company or a Subsidiary after the date of the Closing, which are created at the time of or within 360 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

                    (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

                    (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

              (c) Liens in respect of property (including without limitation shares of capital stock) acquired by the Company or a Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

              (d) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

              (e) Liens which would otherwise not be permitted by Section 10.2(a), (b), (c) or (d), securing additional Indebtedness of the Company or a Subsidiary, provided that after giving effect thereto the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by this Section 10.2(e) plus
         (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness permitted by clauses (i) through (v) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3(a), does not exceed 15% of Consolidated Tangible Assets.

For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

10.3.    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

              The Company will not, and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless either

              (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by Section 10.2(e) plus (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than the Notes Indebtedness permitted by clauses (i) through (v) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of this Section 10.3(a), does not exceed 15% of Consolidated Tangible Assets, or

              (b) the net proceeds realized from the transfer are applied within 180 days after the receipt thereof to the reinvestment in similar categories of property or assets for use in the business of the Company and its Subsidiaries or to the repayment of unsubordinated Indebtedness.

10.4.    MAINTENANCE OF NET WORTH.

              The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $145,000,000 plus (b) 50% of Consolidated Net Income for the nine-month period ending on December 31, 1999 (if such Consolidated Net Income is positive) plus (c) 50% of Consolidated Net Income for each fiscal year thereafter for which Consolidated Net Income is positive.

10.5.    MERGER, CONSOLIDATION, AMALGAMATION, ETC.

              The Company will not and will not permit any Subsidiary to consolidate, amalgamate or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

              (a) a Subsidiary (other than the Issuer) may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to

                   (i) the Company, provided that the Company shall be the
              continuing, surviving or acquiring Person (the "SURVIVING PERSON"), or a then existing Wholly-Owned Subsidiary, or

                   (ii) any other Person, provided that if such Subsidiary is a
              Subsidiary Guarantor and it is not the surviving Person, the surviving Person shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of such Subsidiary under its Subsidiary Guarantee and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement and such Subsidiary Guarantee;

              (b) the Issuer may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), The Netherlands or any other Permitted Jurisdiction, provided that

                   (i) the continuing, surviving or acquiring corporation (if not the Issuer) shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Issuer under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

                   (ii) immediately after giving effect to such transaction,
              (A) no Default or Event of Default shall have occurred and be continuing and (B) if the continuing, surviving or acquiring corporation is not a then existing Wholly-Owned Subsidiary, the Company would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a); and

              (c) the Company may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), The Netherlands or any other Permitted Jurisdiction, provided that

                   (i) the surviving Person (if not the Company) shall have (A)
              executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement and the Other Agreements and
              (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

                   (ii) immediately after giving effect to such transaction,
              (A) no Default or Event of Default shall have occurred and be continuing, (B) if the surviving Person is not a then existing Wholly-Owned Subsidiary of the Company, the surviving Person (as the Company) would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a) and (C) the Company shall have complied with its obligations under Section 8.3.

No such conveyance, transfer or lease of substantially all of the assets of the Issuer or the Company shall have the effect of releasing the Issuer or the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or (in the case of the Issuer) the Notes.

10.6.    LINES OF BUSINESS.

              The Company and its Subsidiaries taken as a whole will continue to engage in the businesses in which they are engaged as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof, provided the Company and its Subsidiaries may from time to time be engaged in other businesses that are insignificant in relation to the businesses then engaged in by the Company and its Subsidiaries taken as a whole.

10.7.    TRANSACTIONS WITH AFFILIATES.

              The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT.

              An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

              (a) default in the payment of any principal or Make-Whole
         Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

              (b) default in the payment of any interest on any Note, or any amount due in respect thereof pursuant to Section 13, and such default shall have continued for more than five Business Days; or

              (c) default in the performance of or compliance with any term contained in Section 7.1(d) or 8.3 or Sections 10.1 to 10.5, inclusive, and, in the case of any such default under Section 10.4, such default shall have continued for a period of 30 days after a Responsible Officer of the Company obtains knowledge thereof (if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

              (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtaining knowledge of such default; or

              (e) any representation or warranty made in writing by or on behalf of the Issuer, the Company or a Subsidiary Guarantor or by any officer of the Issuer, the Company or a Subsidiary Guarantor in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

              (f) (i) the Company or any Subsidiary Guarantor or other Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary Guarantor or other Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of such Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary Guarantor or other Significant Subsidiary has become obligated to purchase or repay any such Indebtedness before its regular maturity or before its regularly scheduled dates of payment; or

              (g) the Company, the Issuer or any Subsidiary Guarantor or other Significant Subsidiary (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Issuer or any Subsidiary Guarantor or other Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Issuer or any such Subsidiary Guarantor or other Significant Subsidiary, or any such petition shall be filed against the Company, the Issuer or any such Subsidiary Guarantor or other Significant Subsidiary and such petition shall not be dismissed within 60 days; or

              (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Significant Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

              (j) the Parent Guarantee or, except for releases provided for in Section 9.6, any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument or the Company or any Subsidiary (or any Person at its authorized direction or on its behalf) shall assert in writing that the Parent Guarantee or the Subsidiary Guarantee of such Subsidiary, as the case may be, is unenforceable in any material respect; or

              (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

              (a) If an Event of Default with respect to the Company or the Issuer described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

              (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes at the time outstanding to be immediately due and payable.

              (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

              Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

              If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

              At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

              No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer and the Company under
Section 17, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.      TAX INDEMNIFICATION.

              All payments whatsoever under this Agreement, the Notes and the Subsidiary Guarantees will be made by the Issuer, the Company or the respective Subsidiary Guarantors, as the case may be, in the lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a

"TAXING JURISDICTION"), unless the withholding or deduction of such Tax is compelled by law.

              If any deduction or withholding or payment for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Issuer, the Company or any Subsidiary Guarantor under this Agreement, the Notes or a Subsidiary Guarantee, as the case may be, the Issuer, the Company or such Subsidiary Guarantor, as the case may be, will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of this Agreement, the Notes or any Subsidiary Guarantee, as the case may be, after such deduction or withholding or payment (including any required deduction, withholding or other payment of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable under the terms of this Agreement, the Notes or the Subsidiary Guarantees, as the case may be, provided that no payment of any additional amounts shall be required to be made for or on account of:

              (a) any Tax which would not have been imposed but for the existence at the time of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the relevant Note or Subsidiary Guarantee, as the case may be, or any amount payable thereon is attributable for the purposes of such tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or Subsidiary Guarantee, as the case may be, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment therein;

              (b) any Tax that is imposed or withheld by reason of the failure to comply (after a reasonable period of not less than 60 days nor more than 120 days to respond) by the holder or any other Person mentioned in clause (a) above with a request of the Company addressed to the holder to provide information (other than any confidential or proprietary tax return or other information) concerning the nationality, residence or identity of the holder or such other Person, and to make such declaration or other similar claim or reporting requirement regarding such information (other than any such declaration claim or reporting requirement that would involve the disclosure of confidential or proprietary tax return or other information), which is required by a statute, treaty or regulation of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

              (c) any combination of clauses (a) and (b) above;

provided further that no such additional amounts shall be payable in respect of any Note held by (i) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Note or (ii) any holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States to the extent that, had the holder been a resident of the United States or had the payment been so subject to United States tax, the provisions of a statute, treaty or regulation of such Taxing Jurisdiction would have enabled an exemption to be claimed from the tax assessment or governmental charge in respect of which an additional amount would otherwise have been payable.

              The Company will furnish the holders of Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

14.      PARENT GUARANTEE.

14.1.    GUARANTEE.

              (a) Guaranteed Obligations. The Parent hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

              (i) the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Issuer arising under this Agreement, the Other Agreements and the Notes, whether for principal, interest (including without limitation interest on any overdue principal, Make-Whole Amount and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving either the Issuer or the Company), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

              (ii) the due and punctual performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed under this Agreement, the Other Agreements and the Notes.

The obligations guaranteed by this Parent Guarantee are sometimes called the "GUARANTEED OBLIGATIONS".

              Without limiting the generality of the foregoing, this Parent Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any holder of a Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

              (b) Guarantee Absolute. This Parent Guarantee constitutes a present and continuing guarantee of payment and not of collection and the Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Other Agreements and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of a Note with respect thereto. The obligations of the Parent under this Parent Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Guarantee, irrespective of whether any action is brought against the Issuer or any other Person liable for the Guaranteed Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The liability of the Parent under this Parent Guarantee shall be primary, absolute, irrevocable, and unconditional irrespective of:

              (i) any lack of validity or enforceability of any Guaranteed Obligation, this Agreement, the Other Agreements, the Notes or any agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, the Other Agreements, the Notes or this Parent Guarantee;

              (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Parent or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

              (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

              (v) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

              (vi) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Issuer or the Parent.

              This Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any holder of a Note or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

              (c) Waivers by the Parent. The Parent hereby irrevocably waives, to the extent permitted by applicable law:

              (i) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guarantee;

              (ii) any requirement that any holder of a Note or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral;

              (iii) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any holder of a Note;

              (iv) any duty on the part of any holder of a Note to disclose to the Parent any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such holder; and

              (v) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Issuer or the Parent or any other Person.

14.2.    SUBROGATION AND CONTRIBUTION.

              The Parent shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies, powers, privileges or Liens of any holder of a Note or any other beneficiary against the Issuer or any other obligor on the Guaranteed Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Issuer, and the Parent hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of a Note or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.    REGISTRATION OF NOTES.

              The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.    TRANSFER AND EXCHANGE OF NOTES.

              Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.

              You agree that the Issuer shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Issuer receives from the transferee a representation to the Issuer (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Issuer that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e)). You shall not be liable for any damages in connection with any such representations or assurances provided to the Issuer by any transferee.

15.3.    REPLACEMENT OF NOTES.

              Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16.      PAYMENTS ON NOTES.

16.1.    PLACE OF PAYMENT.

              Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in the United States or the principal office of a bank or trust company in the United States.

16.2.    HOME OFFICE PAYMENT.

              So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at the principal executive office of the Company or at the place of payment most recently designated by the Issuer pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 15.2. The Issuer will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 16.2.

17.      EXPENSES, ETC.

17.1.    TRANSACTION EXPENSES.

              Whether or not the transactions contemplated hereby are consummated, the Issuer and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, the Issuer or any Subsidiary Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Issuer and the Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

              In furtherance of the foregoing, on the date of the Closing the Issuer will pay or cause to be paid the reasonable fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Issuer at least one Business Day prior to the date of the Closing. The Issuer will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

17.2.    SURVIVAL.

              The obligations of the Issuer and the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

              All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or the Company pursuant to this Agreement shall be deemed representations and warranties of the Issuer and the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Issuer and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

19.      AMENDMENT AND WAIVER.

19.1.    REQUIREMENTS.

              This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 14, 19 or 22.

19.2.    SOLICITATION OF HOLDERS OF NOTES.

              (a) Solicitation. The Issuer and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuer and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

              (b) Payment. Neither the Issuer nor the Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

19.3.    BINDING EFFECT, ETC.

              Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.    NOTES HELD BY THE ISSUER, ETC.

              Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

20.      NOTICES.

              All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Issuer and the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer and the Company in writing,

              (iii) if to the Issuer, to the Issuer at 5295 Hollister Road, Houston, TX 77040, to the attention of its Secretary and the General Counsel, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

              (iv) if to the Company, to the Company at Herengracht 424, 1017 BZ Amsterdam, The Netherlands, to the attention of its Managing Director, with a copy to General Counsel c/o 5295 Hollister Road, Houston, TX 77040 or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

21.      REPRODUCTION OF DOCUMENTS.

              This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Issuer and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 21 shall not prohibit Issuer or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.      CONFIDENTIAL INFORMATION.

              For the purposes of this Section 22, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and whose duties require them to maintain the confidentiality of such information),
(ii) your
financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Issuer or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer and the Company embodying the provisions of this Section 22. Your obligations under this
Section 22 will survive the payment or transfer of any Note held by you and the termination of this Agreement.

23.      SUBSTITUTION OF PURCHASER.

              You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Issuer and the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such

Affiliate, upon receipt by the Issuer and the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

24.      MISCELLANEOUS.

24.1.    SUCCESSORS AND ASSIGNS.

              All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

24.2.    CONSTRUCTION.

              Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.3.    JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL; JUDGMENT CURRENCY.

              (a) Each of the Issuer and the Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of the Issuer and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

              (b) Each of the Issuer and the Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.3(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it is or may be subject) by a suit upon such judgment.

              (c) Each of the Issuer and the Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 24.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 20 or at such other address of which you shall then have been notified pursuant to said Section. Each of the Issuer and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

              (d) Nothing in this Section 24.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

              (E) EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

              (f) Any payment on account of an amount that is payable hereunder (including without limitation under the Parent Guarantee) or under the Notes by either the Issuer or the Company in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Issuer or the Company, shall constitute a discharge of the obligation of the Issuer or the Company under this Agreement (including without limitation the Parent Guarantee) or the Notes only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Issuer and the Company jointly and severally agree, to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement (including without limitation the Parent Guarantee) and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder (including without limitation under the Parent Guarantee) or under the Notes or under any judgment or order. As used herein the term "LONDON BANKING DAY" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

24.4.    PAYMENTS DUE ON NON-BUSINESS DAYS.

              Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Sections 8.2 and 8.3 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.5.    SEVERABILITY.

              Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.6.    ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

              All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP. In case GAAP changes from time to time after the date of the Closing, the covenant levels or other components of financial computations required to be made pursuant to this Agreement shall be appropriately adjusted by the Company in good faith in consultation with its independent public accountants so that the effects of such changes in GAAP will be negated.

              Forthwith and in any event within ten Business Days after any such adjustment, the Company will furnish each holder of the Notes with certificates or written statements of a Senior Financial Officer and such accountants specifying the effective date of such change in GAAP, describing in reasonable detail such adjustments to covenant levels or other components of financial computations and certifying that such adjustments were made in accordance with the requirements of the preceding paragraph of this Section.

              Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

24.7.    COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.8.    GOVERNING LAW.

              This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                        CORE LABORATORIES N.V.


                                       By
                                         --------------------------------------
                                          Title:



The foregoing is hereby agreed
to as of the date thereof.


[PURCHASER]


By
  ----------------------------
  Title:

                                   SCHEDULE A

              This Schedule A shows the names and addresses of the Purchasers under the foregoing Note and Guarantee Agreement and the Other Agreements referred to therein and the respective Series and principal amounts of Notes to be purchased by each.

                                                           Principal Amount
Name and Address of Purchaser                                 and Series
-----------------------------                              ----------------
THE FRANKLIN LIFE INSURANCE COMPANY                      $10,000,000 (Series B)

(1)      All payments by wire transfer of
         immediately available funds, with
         sufficient information (including PPN
         21867@ AB 2, interest rate, maturity
         date, interest amount, principal
         amount and premium amount, if
         applicable) to identify the source and
         application of such funds, to:

         ABA#011000028
         State Street Bank and Trust Company
         Boston, MA 02101
         Re: The Franklin Life Insurance Company
         AC-2492-440-9
         OBI = PPN# 21867@ AB 2 and description of payment
         Fund Number PA37

(2)      All notices of payments and written
         confirmations of such
         wire transfers, to:

         The Franklin Life Insurance Company and PA37
         c/o State Street Bank and Trust Company
             Insurance Services, WES2S
         105 Rosemont Road
         Westwood, MA 02090
         Facsimile Number: (781) 302-8005

(3)      All communications (including
         payment notices), to:

         The Franklin Life Insurance Company
         c/o American General Corporation
         Attn: Investment Research Department, A37-01
         P.O. Box 3247
         Houston, TX 77253-3247

         Overnight Mail Address:

         2929 Allen Parkway
         Houston, TX 77019-2155
         Facsimile Number: (713) 831-1366

(4)      Tax I.D. Number: 37-0281650

                                                           Principal Amount
Name and Address of Purchaser                                 and Series
-----------------------------                              ----------------
THE VARIABLE ANNUITY LIFE INSURANCE                      $10,000,000 (Series B)
 COMPANY

(1)      All payments by wire transfer of
         immediately available funds, with
         sufficient information (including PPN
         21867@ AB 2, interest rate, maturity
         date, interest amount, principal
         amount and premium amount, if
         applicable) to identify the source and
         application of such funds, to:

         ABA#011000028
         State Street Bank and Trust Company
         Boston, MA 02101
         Re: The Variable Annuity Life Insurance
               Company
         AC-0125-82-9
         OBI = PPN# 21867@ AB 2 and
         description of payment
         Fund Number PA54

(2)      All notices of payments and written
         confirmations of such wire
         transfers, to:

         The Variable Annuity Life Insurance Company
            and PA54
         c/o State Street Bank and Trust Company
             Insurance Services, WES2S
         105 Rosemont Road
         Westwood, MA 02090
         Facsimile Number: (781) 302-8005

(3)      All communications (including
         payment notices), to:

         The Variable Annuity Life Insurance Company
         c/o American General Corporation
         Attn: Investment Research Department, A37-01
         P.O. Box 3247
         Houston, TX 77253-3247

         Overnight Mail Address:

         2929 Allen Parkway
         Houston, TX 77019-2155
         Facsimile Number: (713) 831-1366

(4)      Tax I.D. Number: 74-1625348

                                                           Principal Amount
Name and Address of Purchaser                                 and Series
-----------------------------                              ----------------
THE GUARDIAN LIFE INSURANCE COMPANY                      $20,000,000 (Series A)
   OF AMERICA
 (I/N/O CUDD & CO.)

(1)      All payments on account of the
         Notes shall be made by wire
         transfer of federal or other
         immediately available funds, to:

         The Chase Manhattan Bank
         FED ABA #021000021
         CHASE/NYC/CTR/BNF
         A/C 900-9-000200
         Reference A/C #G05978 Guardian Life

         with sufficient information
         (including interest rate and
         maturity) to identify the issue to
         which the payment relates and the
         source and application of such
         funds, including the amount of
         principal, interest and premium and
         the PPN: 21867@ AA 4 of the Notes

(2)      All notices with respect to payment:

         The Guardian Life Insurance Company
           of America
         Attn:  Investment Accounting Dept. 17-B
         7 Hanover Square
         New York, NY 10004-2616
         Fax: 212-598-7011

(3) Address for all other communications and notices:

         The Guardian Life Insurance Company
           of America
         7 Hanover Square
         New York, NY 10004-2616
         Attn:  Raymond Henry
                Investment Department 20-A
         Fax: 212-919-2656/2658

(4)      Tax Identification No.: 13-6022143

                                                           Principal Amount
Name and Address of Purchaser                                 and Series
-----------------------------                              ----------------
PROVIDENT LIFE AND ACCIDENT INSURANCE                    $20,000,000 (Series B)
COMPANY
     (I/N/O CUDD & CO.)

(1)      All payments by wire transfer of
         immediately available funds to:

         CUDD & CO.
         c/o The Chase Manhattan Bank
         New York, NY
         ABA No. 021000 021
         SSG Private Income Processing
         A/C #900-9-000200
         Custodial Account N. G06704

         Please reference: Issuer
                           PPN - 21867@ AB 2
                           Coupon
                           Maturity
                           Principal = $
                           Interest - $

(2)      Address all notices regarding
         payments and all other
         communications to:

         Provident Investment Management, LLC
         Private Placvements
         One Fountain Square
         Chattanooga, Tennessee
         Telephone: (423) 755-1365
         Fax:     (423) 755-3351

(4)      Tax Identification Number:  13-6022143 (CUDD & CO.)

                                                           Principal Amount
Name and Address of Purchaser                                 and Series
-----------------------------                              ----------------
CONNECTICUT GENERAL LIFE INSURANCE                       $15,000,000 (Series A)
COMPANY
(I/N/O CIG & CO.)

(1)      All payments on account of the Notes
         shall be made in the form of bank wire
         transfer or other immediately
         available funds to: FED ABA
         #021000021 Chase NYC/CTR/BNF=CIGNA
         Private Placements/AC=9009001802

         OBI=
         Senior Notes due 2009
         PPN: 21867@ AA 4, the amount of
         interest and/or principal, the
         amount of any prepayment, the
         payable date, the originator's
         contact name and telephone number

(2)      Address for all notices in respect to payments:

         CIG & CO.
         c/o CIGNA Investments, Inc.
         900 Cottage Grove Road
         Hartford, CT 06152-2309
         Attention:  Securities Processing (S-309)

         CIG & CO.
         c/o CIGNA Investments, Inc.
         900 Cottage Grove Road
         Hartford, CT 06152-2309
         Attention:  Private Securities Operations
                     Group (S-307)

         With a copy to:

         The Chase Manhattan Bank
         Private Placement Servicing
         P.O. Box 1508
         Bowling Green Station
         New York, NY  10081
         Attention:  CIGNA Private Placements
         Fax:  212-552-3107/1005

(3)      Address for all other communications:

         CIG & CO.
         c/o CIGNA Investments, Inc.
         900 Cottage Grove Road
         Hartford, CT 06152-2307
         Attention:  Private Securities Division (S-307)
                        James G. Schelling

(4)      Tax Identification Number:  13-3574027

                                                                     SCHEDULE B

                                  DEFINED TERMS

              As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

              "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

              "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

              "BANK CREDIT FACILITY" means the Credit Agreement dated as of May 12, 1997 by and among the Company, certain banks and Bankers Trust Company, as Administrative Agent, and Bank of America National Association (as successor by merger to Nationsbank, N.A.), as Syndication Agent and Issuing Bank, as supplemented, amended, restated or refinanced from time to time.

              "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other


                                   Schedule B
provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or The Netherlands are required or authorized to be closed.

              "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

              "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

              "CHANGE OF CONTROL" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Voting Stock of the Company.

              "CLOSING" is defined in Section 3.

              "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "COMPANY" means Core Laboratories N.V., a Netherlands limited liability company.

              "CONFIDENTIAL INFORMATION" is defined in Section 22.

              "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED INTEREST EXPENSE" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

              "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

              (a) the proceeds of any life insurance policy,

              (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the

                                   Schedule B
         extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

              (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

              (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner (except in connection with a pooling transaction), and any earnings of any Subsidiary prior to its becoming a Subsidiary,

              (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

              (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

              (g) any extraordinary gains not covered by clause (b) above.

              "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

              "CONSOLIDATED TANGIBLE ASSETS" means, at any date, Consolidated Total Assets minus all intangible assets of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED TOTAL ASSETS" means, at any date, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

              "DEFAULT RATE" means that rate of interest for the Notes of each series that is the greater of (i) 2% per annum above the stated interest rate for the Notes of such series and (ii) 2% above the rate of interest publicly announced by

                                   Schedule B

Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

              "DOLLARS" or "$" means lawful money of the United States.

              "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profits taxes.

              "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer or the Company under section 414 of the Code.

              "EVENT OF DEFAULT" is defined in Section 11.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

              "FOREIGN PLAN" means each plan that is, or within the preceding five years has been, maintained, sponsored or otherwise contributed to by the Company or any Subsidiary and that provides, or within the preceding five years has provided, retirement or welfare benefits and is, or within the preceding five years has been, maintained outside the United States primarily for the benefit of individuals substantially all of whom are or were "nonresident aliens", as defined in Section 7701(b) of the Code.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                                   Schedule B

              "GOVERNMENTAL AUTHORITY" means

              (a) the government of

                  (i) the United States of America or any State thereof or The Netherlands or any province thereof or any other political subdivision of any thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

              "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

              (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

              "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production,

                                   Schedule B
processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

              "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
Section 15.1.

              "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

              (a) its liabilities for borrowed money or its mandatory purchase, redemption or other retirement obligations in respect of mandatorily redeemable Preferred Stock,

              (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

              (c) its Capitalized Lease Obligations,

              (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

              (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), excluding any letter of credit given in the ordinary course of business in lieu of a performance bond or similar undertaking,

              (f) Swaps of such Person, and

              (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                                   Schedule B

              "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

              "ISSUER" means Core Laboratories, Inc., a Delaware corporation.

              "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

              "MATERIAL" means material in relation to the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Agreement and the Notes or the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement, the Notes, the Parent Guarantee or any Subsidiary Guarantee.

              "MEMORANDUM" is defined in Section 5.3.

              "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

              "NOTES" is defined in Section 1.1.

              "OECD" means the "Organization for Economic Co-operation and Development", the economic organization currently comprising 29 nations formed by the signing of a convention in Paris on December 14, 1960.

              "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer of the Issuer or the Company or of any other

                                   Schedule B
officer of the Issuer or the Company whose responsibilities extend to the subject matter of such certificate.

              "OTHER AGREEMENTS" is defined in Section 2.

              "OTHER PURCHASERS" is defined in Section 2.

              "PARENT" means Core Laboratories, N.V., a Netherlands limited liability company.

              "PARENT GUARANTEE" is defined in Section 1.2.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

              "PERMITTED JURISDICTION" means (a) the United States of America,
(b) the Netherlands Antilles and (c) any country that on the date hereof is a member of the OECD (other than Greece, Poland, Korea or Turkey).

              "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

              "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

              "PREFERRED STOCK", as applied to any Person, means shares or equity interests of such Person that shall be entitled to preference or priority over any other shares or equity interests of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

              "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

              "PTE" is defined in Section 6.2.

              "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

                                   Schedule B

              "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

              "RESPONSIBLE OFFICER" means any Senior Financial Officer of the Issuer or the Company and any other officer of the Issuer or the Company with responsibility for the administration of the relevant portion of this Agreement.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SENIOR FINANCIAL OFFICER" of the Issuer or the Company means the chief financial officer, principal accounting officer, treasurer or controller of the Issuer or the Company.

              "SIGNIFICANT SUBSIDIARY" means, at any date, (a) a Subsidiary Guarantor and (b) any other Subsidiary (i) which, together with its Subsidiaries, produced more than 5% of consolidated gross revenues of the Company and its Subsidiaries for the fiscal year then most recently ended (calculated on a pro forma basis in the case of any Person which became a Subsidiary during or after the end of such fiscal year) or (ii) the assets of which, together with the assets of its Subsidiaries, exceeded 5% of the consolidated total assets (fixed and current) of the Company and its Subsidiaries as of the last day of such fiscal year (calculated on a pro forma basis as of the last day of such fiscal year in the case of any Person which became a Subsidiary thereafter).

              "STEP-UP PERIOD" is defined in Section 10.1(a)

              "SUBSIDIARY" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company, including the Issuer.

              "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

              "SUBSIDIARY GUARANTOR" is defined in Section 4.5.

              "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had

                                   Schedule B
terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

              "TAX" is defined in Section 5.9(b).

              "TOTAL INDEBTEDNESS TO EBITDA RATIO" means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to (b) pro forma EBITDA for the four consecutive fiscal quarters then most recently ended.

              "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

              "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary at least 90% of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   Schedule B

                                                                 EXHIBIT 1.1(a)

                             [FORM OF SERIES A NOTE]


                             CORE LABORATORIES, INC.

                8.11% GUARANTEED SENIOR NOTE, SERIES A, DUE 2009

No. [_____]                                                  New York, New York
$[_______]                                                               [Date]
PPN: 21867@ AA 4

              FOR VALUE RECEIVED, the undersigned, CORE LABORATORIES, INC. (the "ISSUER"), a Delaware corporation, hereby promises to pay to [_______________], or registered assigns, the principal sum of [______________________] DOLLARS on July 22, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 8.11% per annum, payable semiannually on January 22 and July 22 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any Make-Whole Amount (as defined in the Note Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 10.11% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

              Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreements referred to below.

              This Note is one of a series of Senior Notes issued pursuant to separate Note and Guarantee Agreements dated as of July 22, 1999 (as from time to time amended, the "NOTE AGREEMENTS") between the Issuer and Core Laboratories N.V. and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a Parent Guarantee included in the Note Agreements and certain Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note Agreements.

              This Note is a registered Note and, as provided in the Note Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

              The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       CORE LABORATORIES, INC.


                                       By
                                         -------------------------------
                                         Title:

                                                                 EXHIBIT 1.1(b)

                             [FORM OF SERIES B NOTE]


                             CORE LABORATORIES, INC.

                8.21% GUARANTEED SENIOR NOTE, SERIES B, DUE 2011

No. [_____]                                                  New York, New York
$[_______]                                                               [Date]
PPN: 21867@ AB 2

              FOR VALUE RECEIVED, the undersigned, CORE LABORATORIES, INC. (the "ISSUER"), a Delaware corporation, hereby promises to pay to [___________], or registered assigns, the principal sum of [_________________________] DOLLARS on July 22, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 8.21% per annum, payable semiannually on January 22 and July 22 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any Make-Whole Amount (as defined in the Note Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 10.21% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

              Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreements referred to below.

              This Note is one of a series of Senior Notes issued pursuant to separate Note and Guarantee Agreements dated as of July 22, 1999 (as from time to time amended, the "NOTE AGREEMENTS") between the Issuer and Core Laboratories N.V. and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a Parent Guarantee included in the Note Agreements and certain Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note Agreements.

              This Note is a registered Note and, as provided in the Note Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

              The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       CORE LABORATORIES, INC.


                                       By
                                         -------------------------------
                                         Title:

                                                                    EXHIBIT 1.2

                               GUARANTEE AGREEMENT

              GUARANTEE AGREEMENT dated as of ______________ made by
________________________, a _________________ [            ] (the "GUARANTOR"),
in favor of the holders from time to time of the Notes referred to below (collectively the "OBLIGEES").

              WHEREAS, Core Laboratories, Inc., a Delaware corporation (the "ISSUER"), and Core Laboratories N.V., a Netherlands limited liability company (the "COMPANY" or the "PARENT" and, together with the Issuer, individually an "OBLIGOR" and collectively the "OBLIGORS"), have entered into several Note and Guarantee Agreements dated as of July 22, 1999 (as amended or otherwise modified from time to time, collectively the "NOTE AGREEMENTS" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Issuer proposes to issue and sell to such purchasers $35,000,000 aggregate principal amount of its 8.11% Guaranteed Senior Notes, Series A, due 2009 and $40,000,000 aggregate principal amount of its 8.21% Guaranteed Senior Notes, Series B, due 2011 (the "NOTES");

              WHEREAS, the Parent has unconditionally guaranteed the Notes and the obligations of the Issuer under the Note Agreements pursuant to a parent guarantee (the "PARENT GUARANTEE") contained in Section 14 of the Note Agreements; and

              WHEREAS, it is a [condition precedent to the purchase of the Notes by such purchasers under/requirement of] the Note Agreements that the Guarantor shall execute and deliver this Guarantee Agreement;

              NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

              SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

              A. the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Issuer arising under the Note Agreements and the Notes, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, the Make-Whole Amount, if any, and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to

                              GUARANTEE AGREEMENT
         and subsequent to the commencement of any proceeding against or with respect to either Obligor under any applicable Debtor Relief Laws as defined below), Make-Whole Amount, fees, expenses, indemnification or otherwise, and


              B. the due and punctual performance and observance by the Obligors of all covenants, agreements and conditions on their part to be performed and observed under the Note Agreements and the Notes;

(all such obligations are called the "GUARANTEED OBLIGATIONS"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer (or any analogous concept) under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

              The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

              Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

              SECTION 2. Guarantee Absolute. The obligations of the Guarantor under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Agreements and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against either Obligor or any other Person liable for the Guaranteed

                              GUARANTEE AGREEMENT

Obligations or whether an Obligor or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

              A. any lack of validity or enforceability of any Guaranteed Obligation, the Note Agreements, the Parent Guarantee, any Note or any agreement or instrument relating thereto;

              B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreements, the Parent Guarantee, any Note or this Guarantee Agreement;

              C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

              D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any Subsidiary;

              E. any change, restructuring or termination of the corporate structure or existence of the Company, the Issuer or any other Subsidiary; or

              F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company, the Issuer or the Guarantor.

              This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee or any other Person upon the insolvency, bankruptcy or reorganization of an Obligor or otherwise, all as though such payment had not been made.

              SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

              A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

              B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either Obligor or any other Person or any collateral;

                              GUARANTEE AGREEMENT

              C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

              D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

              E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Obligors or the Guarantor or any other Person.

              SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or Liens of any Obligee or any other beneficiary against the Issuer, the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Issuer or the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

              SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

              A. The Guarantor is a [corporation/limited liability company/other entity to be described] duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

              B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective

                              GUARANTEE AGREEMENT
         properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

              C. The Guarantor and the Obligors are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

              SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, required to take any action hereunder.

              SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly sent if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Issuer in accordance with the provisions of Section 15.1 of the Note Agreements. Notices under this
Section 7 will be deemed given only when actually received.

              SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any

                              GUARANTEE AGREEMENT
other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

              SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

              The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which the Obligees shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

              Nothing in this Section 10 shall affect the right of any Obligee to serve process in any manner permitted by law, or limit any right that the Obligees may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

              THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

                              GUARANTEE AGREEMENT

              [SECTION 11. Tax Indemnification.

              All payments whatsoever under this Guarantee will be made by the Guarantor in the lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "TAXING JURISDICTION"), unless the withholding or deduction of such Tax is compelled by law.

              If any deduction or withholding or payment for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Guarantee Agreement, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each Obligee pursuant to the terms of this Guarantee Agreement, after such deduction or withholding or payment (including any required deduction, withholding or other payment of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable under the terms of this Guarantee Agreement to any Holder, provided that no payment of any additional amounts shall be required to be made for or on account of:

              (a) any Tax which would not have been imposed but for the existence at the time of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom this Guarantee Agreement or any amount payable hereunder is attributable for the purposes of such tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of this Guarantee Agreement including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment therein;

              (b) any Tax that is imposed or withheld by reason of the failure to comply (after a reasonable period of not less than 60 days nor more than 120 days to respond) by the Holder or any other Person mentioned in clause (a) above with a request of the Guarantor addressed to the Holder to provide information (other than any confidential or proprietary tax return or other information) concerning the nationality, residence or identity of the Holder or such other Person, and to make such declaration or other similar claim or reporting requirement regarding such information (other than any such declaration claim or reporting requirement that would involve the disclosure of

                              GUARANTEE AGREEMENT
         confidential or proprietary tax return or other information), which is required by a statute, treaty or regulation of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

              (c) any combination of clauses (a) and (b) above;

provided further that no such additional amounts shall be payable to (i) any Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the Holder or (ii) any Holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States to the extent that, had the holder been a resident of the United States or had the payment been so subject to United States tax, the provisions of a statute, treaty or regulation of such Taxing Jurisdiction would have enabled an exemption to be claimed from the tax assessment or governmental charge in respect of which an additional amount would otherwise have been payable.

              The Guarantor will furnish the Holders, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

              Section 12. Judgment Currency. Any payment on account of an amount that is payable hereunder by the Guarantor in U.S. Dollars which is made to or for the account of any Obligee in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the Guarantor's obligation under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such Obligee could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Obligee, the Guarantor agrees, to the fullest extent permitted by law, to indemnify and save harmless such Obligee from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Obligee from time

                              GUARANTEE AGREEMENT
to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term "LONDON BANKING DAY" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

              SECTION 13.]* Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

              IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.


                                       [GUARANTOR]


                                       By
                                         --------------------------------------
                                       Title:

                                       Address:


                                       Attention:
                                       Telephone:
                                       Telecopy:



--------------------
* Bracketed Sections 11 and 12 to be inserted if the Guarantor is a Subsidiary with a jurisdiction of organization outside the United States.

                              GUARANTEE AGREEMENT

                                             EXHIBITS 4.4(a)(i), (ii) and (iii)


           OPINIONS OF SPECIAL COUNSEL FOR THE ISSUER AND THE COMPANY


              The following opinions are to be provided by U.S. and Dutch special counsel for the Issuer and the Company (allocated among such counsel as appropriate), subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreements.

              1. The Company is a limited liability company duly organized and validly existing under the laws of The Netherlands and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Agreements and to perform the provisions thereof.

              2. The Issuer is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Agreements and the Notes and to perform the provisions thereof. The Issuer has duly qualified and is authorized to do business in each jurisdiction where such qualification and authorization is necessary.

              3. Each Subsidiary (other than the Issuer and the inactive Subsidiaries so designated in Schedule 5.4 of the Agreements) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted and, in the case of a Subsidiary Guarantor, to execute and deliver its respective Subsidiary Guarantee and perform the provisions thereof.

              4. The Agreements have been duly authorized, executed and delivered by the Issuer and the Company and constitute legal, valid and binding agreements of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with their terms.

              5. The Notes being purchased by you today have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

              6. The Subsidiary Guarantees have been duly authorized, executed and delivered by the respective Subsidiary Guarantors and constitute legal, valid and binding obligations of such Subsidiary Guarantors, enforceable against such Subsidiary Guarantors in accordance with their respective terms.

              7. No consent, approval or authorization of, or declaration, registration or filing with, any Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Issuer or the Company of the Agreements, by the Issuer of said Notes or by the Subsidiary Guarantors of said Subsidiary Guarantees or for the performance by the Issuer or the Company or the Subsidiary Guarantors of their respective obligations thereunder.

              8. It was not necessary in connection with the offering, sale and delivery of said Notes, the Parent Guarantee or said Subsidiary Guarantees, under the circumstances contemplated by the Agreements, to register said Notes, the Parent Guarantee or said Subsidiary Guarantees under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

              9. The execution, delivery and performance by the Company of the Agreements, by the Issuer of the Agreements and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument known to such counsel to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

              10. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

              11. None of the transactions contemplated by the Agreements (including without limitation the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System (12 CFR, Part 220, Part 221 and
Part 224, respectively).

              12. No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority in The Netherlands will be incurred by you or by the Issuer, the Company or any Subsidiary Guarantor as a result of the execution or delivery of the Agreements, the Notes purchased by you today or said Subsidiary Guarantees, and assuming you are resident in the United States and are not engaged in business in The Netherlands, no deduction or withholding in respect of Taxes imposed by or for the account of any Governmental Authority in The Netherlands is required to be made from any payment by the Issuer, the Company or the Subsidiary Guarantors under the Agreements, said Notes, the Parent Guarantee or said Subsidiary Guarantees.

              13. Assuming you do not otherwise have a presence in The Netherlands, you will not be deemed to be domiciled or resident in The Netherlands for tax purposes or carrying on business in The Netherlands solely by reason of the making and performance or enforcement of the Agreements or the holding of Notes.

              14. A final judgment properly obtained in any court of the State of New York or any federal court in the United States of America located in the Borough of Manhattan, The City of New York, in respect of any suit, action or proceeding arising out of the Agreements, the Notes or said Subsidiary Guarantees will be given conclusive effect by the courts in The Netherlands without reexamination of the substantive matters thereby adjudicated.

              15. It is not necessary under the laws of The Netherlands in order to enable any Person to enforce its rights under the Agreements, the Notes or said Subsidiary Guarantees that such Person be licensed, qualified or otherwise entitled to carry on business in The Netherlands.

              16. There are no actions, suits or proceedings pending, or to the knowledge of such counsel threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Agreements, the Subsidiary Guarantees or the Notes and (b) in the aggregate could not reasonably be expected to have a Material Adverse Effect.


                                     * * * *

              This opinion is given solely for your benefit, and for the benefit of the institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Agreements, and may not be relied upon by any other person for any purpose without our prior written consent.

                                                                 EXHIBIT 4.4(b)

                             FORM OF OPINION OF WF&G



                                       July   , 1999


                        Re:  Core Laboratories, Inc.
                             Guaranteed Senior Notes


To the several Purchasers listed in
   the Schedule A to the
   within-mentioned Note Agreements

Ladies and Gentlemen:

              We have acted as your special counsel in connection with the issuance by Core Laboratories, Inc. (the "Issuer") of its 8.11% Guaranteed Senior Notes, Series A, due 2009 in an aggregate principal amount of $35,000,000 and its 8.21% Guaranteed Senior Notes, Series B, due 2011 in an aggregate principal amount of $40,000,000 (collectively, the "Notes"), and the purchases by you pursuant to the several Note and Guarantee Agreements made by you with the Company and Core Laboratories, N.V., (the "Company") under date of July 22, 1999 (the "Note Agreements") of Notes of the series and in the respective aggregate principal amounts set forth in Schedule A to the Note Agreements. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Agreements.

              We have examined such corporate records of the Company and the Issuer, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and the Issuer, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Agreements and upon certifications by officers or other representatives of the Company and the Issuer.

              In addition, we attended the closing held today at our office at which you purchased and made payment for Notes of the series and in the respective aggregate principal amounts to be purchased by you, all in accordance with the Note Agreements.

              Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to
Section 4.4(b) of the Note Agreements as follows:

              1. The Issuer is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Note Agreements and the Notes and to perform its obligations thereunder.

              2. The Note Agreements have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding agreements of the Issuer, enforceable against the Company in accordance with their terms.

              3. The Note Agreements constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

              4. The Notes being purchased by you today have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms; and said Notes are entitled to the benefits of the Parent Guarantee in accordance with its terms.

              5. No consent, approval or authorization of, or declaration, registration or filing with, any New York or Federal Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company or the Issuer of the Note Agreements or by the Issuer of said Notes or for the performance by the Company or the Issuer of their respective obligations thereunder.

              6. It was not necessary in connection with the offering, sale and delivery of said Notes or the Parent Guarantee or the Subsidiary Guarantees delivered today, under the circumstances contemplated by the Note Agreements, to register said Notes or the Parent Guarantee or said Subsidiary Guarantees under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

              8. The opinions of John D. Denson, Esq., Vice President and General Counsel for the Issuer and the Company, Vinson & Elkins L.L.P., United States special counsel for the Issuer and the Company, and Nauta Dutihl, Dutch special counsel for the Company, each dated today and delivered to you pursuant to Section 4.4 of the Note Agreements, are satisfactory to us in form and scope with respect to the matters respectively specified therein and we believe that you are justified in relying thereon.

              The opinions expressed above as to the enforceability of the Note Agreements and the Notes purchased by you today in accordance with their respective terms are subject to the exception that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              To the extent that the opinions expressed above involve matters governed by Dutch law we have relied upon the aforementioned opinion of Nauta Dutihl, and our conclusions as to such matters are subject to the same assumptions, limitations and qualifications as are contained in said opinion.

              We express no opinion as to Section 24.3 of the Note Agreements insofar as said Section relates to (i) the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Note Agreements or the Notes, (ii) the waiver of inconvenient forum with respect to proceedings in such United States District Court or (iii) the waiver of the right to jury trial.

              We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than Federal laws of the United States of America and the laws of the State of New York and the General Corporation Law of the State of Delaware.

              This opinion is given solely for your benefit and for the benefit of the institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Agreements, and may not be relied upon by any other person for any purposes without our prior written consent.

                                              Very truly yours,

                                                                   SCHEDULE 5.3


                              Disclosure Documents

                                                                   SCHEDULE 5.4


                                  Subsidiaries

                                                                   SCHEDULE 5.5


                              Financial Statements

                                                                   SCHEDULE 5.8


                                   Litigation

                                                                  SCHEDULE 5.11


                                 Licenses, etc.

                                                                  SCHEDULE 5.15


                              Existing Indebtedness

              If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                       CORE LABORATORIES N.V., by
                                       its sole Managing Director
                                       Core Laboratories International B.V.


                                       By
                                         --------------------------------------
                                         Jacobus Schouten,
                                         Managing Director



The foregoing is hereby agreed
to as of the date thereof.

THE FRANKLIN LIFE
  INSURANCE COMPANY


By
  ------------------------------
  Title:

              If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                       CORE LABORATORIES N.V., by
                                       its sole Managing Director
                                       Core Laboratories International B.V.


                                       By
                                         --------------------------------------
                                         Jacobus Schouten,
                                         Managing Director


The foregoing is hereby agreed
to as of the date thereof.

THE VARIABLE ANNUITY LIFE
 INSURANCE COMPANY


By
  ------------------------------
  Title:

              If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                       CORE LABORATORIES N.V., by
                                       its sole Managing Director
                                       Core Laboratories International B.V.


                                       By
                                         --------------------------------------
                                         Jacobus Schouten,
                                         Managing Director


The foregoing is hereby agreed
to as of the date thereof.

THE GUARDIAN LIFE INSURANCE
 COMPANY OF AMERICA


By
  ------------------------------
  Title:

              If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                       CORE LABORATORIES N.V., by
                                       its sole Managing Director
                                       Core Laboratories International B.V.


                                       By
                                         --------------------------------------
                                         Jacobus Schouten,
                                         Managing Director


The foregoing is hereby agreed
to as of the date thereof.

PROVIDENT LIFE AND ACCIDENT
 INSURANCE COMPANY


By
  ------------------------------
  Title:

              If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.


                                       Very truly yours,

                                       CORE LABORATORIES, INC.


                                       By
                                         --------------------------------------
                                          Title:


                                       CORE LABORATORIES N.V., by
                                       its sole Managing Director
                                       Core Laboratories International B.V.


                                       By
                                         --------------------------------------
                                         Jacobus Schouten,
                                         Managing Director


The foregoing is hereby agreed
to as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY

By:  CIGNA INVESTMENTS, INC.

     By
        ------------------------------
        Title: